Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-276404) and Form S-8 (Nos. 333-213927, 333-193212, 333-188431) of IQVIA Holdings Inc. of our report dated February 15, 2024 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
February 15, 2024